Exhibit 3.2

AMENDED AND RESTATED BYLAWS OF
PFSWEB, INC.

A Delaware Corporation

AMENDED AND RESTATED
BYLAWS
OF
PFSWEB, INC.
A Delaware Corporation
PREAMBLE
These Amended and Restated Bylaws are subject to, and governed by, the General Corporation Law of the State of Delaware (the "Delaware Corporation Law") and the Certificate of Incorporation of PFSweb, Inc., a Delaware corporation (the "Corporation"), as amended, restated, modified or otherwise in effect from time to time (the "certificate of incorporation"). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the Delaware Corporation Law or the provisions of the certificate of incorporation of the Corporation, such provisions of the Delaware Corporation Law or the certificate of incorporation of the Corporation, as the case may be, will be controlling.
ARTICLE ONE:
OFFICES
1.1 Registered Office and Agent. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.
1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or as the business of the Corporation may require.
ARTICLE TWO:
MEETINGS OF STOCKHOLDERS
2.1 Annual Meeting. An annual meeting of stockholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect directors and transact such other business as may be properly brought before the meeting.
2.2 Special Meeting. A special meeting of the stockholders may be called by the board of directors pursuant to a resolution adopted by a majority of the Classified Directors (as hereinafter defined) then serving or by the Chairman of the Board. A special meeting shall be held on such date and at such time as shall be designated by the person(s) calling the meeting and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting given in accordance with these Bylaws or in a duly executed waiver of notice of such meeting.

2.3 Place of Meetings. An annual meeting of stockholders may be held at any place within or without the State of Delaware designated by the board of directors. A special meeting of stockholders may be held at any place within or without the State of Delaware designated in the notice of the meeting or a duly executed waiver notice of such meeting. Meetings of stockholders shall be held at the principal office of the Corporation unless another place is designated for meetings in the manner provided herein.
2.4 Notice. Written or printed notice stating the place, day, and time of each meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person(s) calling the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is to be sent by mail, it shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy.
2.5 Notice of Stockholder Business; Nomination of Director Candidates.
(a) At annual or special meetings of the stockholders, only such business shall be conducted as shall have been brought before meetings (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the board of directors, or (iii) by any stockholder of the Corporation who (1) is a stockholder of record at the time of giving of notice provided for in this Section 2.5, (2) shall be entitled to vote at such meeting, and (3) complies with the notice procedures set forth in this Section 2.5.
(b) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Nominations of persons for election to the board of directors may be made at an annual or special meeting of stockholders (i) by or at the direction of the board of directors, (ii) by any stockholder of the Corporation who (1) is a stockholder of record at the time of giving of notice provided for in this Section 2.5, (2) meets the requirements set forth in Section 2.2 above, (3) shall be entitled to vote at such meeting, and (4) complies with the notice procedures set forth in this Section 2.5.
(c) A stockholder must give timely, written notice to the Secretary of the Corporation to nominate directors at an annual or special meeting pursuant to Section 2.5(b) hereof or to propose business to be brought before an annual or special meeting pursuant to clause (iii) of Section 2.5(a) hereof. To be timely in the case of an annual meeting, a stockholder's notice must be received at the principal executive offices of the Corporation not less than 90 days before the first anniversary of the preceding year's annual meeting. To be timely in the case of a special meeting or in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, a stockholder's notice must be received at the principal executive offices of the Corporation no later than the close of business on the tenth day following the earlier of the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made. Such stockholder's notice shall set forth (i) with respect to each matter, if any, that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) with respect to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director) that is required under the Securities Exchange Act of 1934, as amended , (iii) the name and address, as they appear on the Corporation's records, of the stockholder proposing such business or nominating such persons (as the case may be), and the name and address of the beneficial owner, if any, on whose behalf the proposal or nomination is made, (iv) the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal or nomination is made, and (v) any material interest or relationship that such stockholder of record and/or the beneficial owner, if any, on whose behalf the proposal or nomination is made may respectively have in such business or with such nominee. At the request of the board of directors, any person nominated for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.
(d) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted, and no person shall be nominated to serve as a director, at an annual or special meeting of stockholders, except in accordance with the procedures set forth in this Section 2.5 and elsewhere in these Bylaws. The chairman of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting, or that a nomination was not made, in accordance with the procedures prescribed by these Bylaws and, if he shall so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted and any defective nomination shall be disregarded. Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5.
2.6 Voting List. Prior to each meeting of stockholders, the Secretary or other officer of the Corporation who has charge of the Corporation's stock ledger, either directly or through another officer appointed by him or through a transfer agent appointed by the board of directors, shall prepare a complete list of stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and number of shares of capital stock registered in the name of each stockholder. To the extent required by law, such list shall be kept on file at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting or a duly executed waiver of notice of such meeting or, if not so specified, at the place where the meeting is to be held and shall be open to examination by any stockholder during ordinary business hours. Such list shall be produced at such meeting and kept at the meeting at all times during such meeting and may be inspected by any stockholder who is present.
2.7 Quorum. The holders of a majority of the outstanding shares of capital stock entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the certificate of incorporation of the Corporation, or these Bylaws. If a quorum shall not be present, in person or by proxy, at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy (or, if no stockholder entitled to vote is present, any officer of the Corporation), may adjourn the meeting from time to time without notice other than announcement at the meeting (unless the board of directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.
2.8 Required Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of at least a majority of the outstanding shares of capital stock entitled to vote thereat who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of law, the certificate of incorporation of the Corporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
2.8.1 Majority Vote Provision. At the 2014 annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors by a majority of the votes cast unless the number of nominees exceeds the number of directors to be elected, in which case the directors shall be elected by a plurality of the shares represented in person or by proxy at such meeting and entitled to vote on the election of directors. A majority of votes cast means that the number of shares entitled to vote on the election of directors and represented in person or by proxy at such meeting casting their vote "for" a director must exceed the number of such votes cast "against" that director. Broker non-votes, if any, and abstentions shall not be treated as votes cast. If a nominee for director, who is not serving as a director of the Corporation at the time of such election, does not receive a majority of the votes cast at a meeting of stockholders for the election of directors, such nominee shall not be elected. If a nominee for director, who is serving as a director of the Corporation at the time of such election, does not receive a majority of the votes cast at a meeting of stockholders for the election of directors, such nominee shall tender his or her resignation to the Board of Directors. The Nominating Committee shall then make a recommendation to the Board of Directors as to whether to accept or reject the resignation. The Board of Directors will consider the Nominating Committee's recommendation and such other factors as it deems appropriate, and publicly disclose (by press release, filing of a Form 8-K with the Securities Exchange Commission or any other means of public disclosure) its decision and the reasons for it within 90 days from the date that the election results are certified. The director who tenders his or resignation will not participate in the Board's decision.
2.9 Method of Voting; Proxies. Except as otherwise provided in the certificate of incorporation of the Corporation or by law, each outstanding share of capital stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Elections of directors need not be by written ballot. At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Each such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.

2.10 Record Date. For the purpose of determining stockholders entitled (a) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (b) to receive payment of any dividend or other distribution or allotment of any rights, or (c) to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, for any such determination of stockholders, such date in any case to be not more than 60 days and not less than ten days prior to such meeting nor more than 60 days prior to any other action. If no record date is fixed:
(i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
(ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.
(iii) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.
2.11 Conduct of Meeting. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the Chief Executive Officer, if such office has been filled, and, if not or if the Chief Executive Officer is absent or otherwise unable to act, the President shall preside at all meetings of stockholders. The Secretary shall keep the records of each meeting of stockholders. In the absence or inability to act of any such officer, such officer's duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these Bylaws or by some person appointed by the meeting.
2.12 Inspectors. The board of directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count, and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

ARTICLE THREE:
DIRECTORS
3.1 Management. The business and property of the Corporation shall be managed by the board of directors. Subject to the restrictions imposed by law, the certificate of incorporation of the Corporation, or these Bylaws, the board of directors may exercise all the powers of the Corporation.
3.2 Number; Qualification; Election; Term.
3.2.1. Except as otherwise provided in this Certificate of Incorporation or the General Corporation Law of the State of Delaware, the business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of such number of members as may be fixed, subject to the rights of the holders of any series of Preferred Stock then outstanding, from time to time, by the affirmative vote of the majority of the members of the Board of Directors of the Corporation, but not less than the minimum number authorized by the State of Delaware.
3.2.2. Subject to the rights of the holders of any series of Preferred Stock then outstanding:
(a) Until the election of directors at the 2015 Annual Meeting of Stockholders, the Board of Directors shall be divided into three classes of directors, as nearly equal in number as possible. Subject to the provisions set forth below and Sections 3.2.3 and 3.2.4 herein, each class of directors shall be elected for a three-year term and the terms of each class shall be staggered so that only one class of directors will be elected at each annual meeting of stockholders. Until the election of directors at the 2015 Annual Meeting of Stockholders, the directors of the Corporation (exclusive of directors who are elected pursuant to the terms of, and serve as representatives of the holders of, any series of Preferred Stock) are sometimes referred to herein as "Classified Directors."
(b) Each director elected at the 2013 Annual Meeting of Stockholders shall be elected for a one-year term and shall hold such office until the term for which they were elected or appointed expires and their successor is duly elected and qualified, or until their earlier death, resignation or removal from office.
(c) Each director serving as a director immediately following the 2013 Annual Meeting of Stockholders, or elected or appointed thereafter, shall hold office until the term for which they were elected or appointed expires and their successor is duly elected and qualified, or until their earlier death, resignation or removal from office.
(d) Each director elected at the 2014 Annual Meeting of Stockholders shall be elected for a one-year term and shall hold such office until the term for which they were elected or appointed expires and their successor is duly elected and qualified, or until their earlier death, resignation or removal from office.
(e) From and after the election of directors at the 2015 Annual Meeting of Stockholders, the Board of Directors shall cease to be classified and all directors shall be elected for one-year terms expiring at the next annual meeting of stockholders.

3.2.3. Subject to the rights of the holders of any series of Preferred Stock then outstanding:
(a) Until the 2015 Annual Meeting of Stockholders, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the shares of the Corporation entitled to vote for the election of directors. For purposes of this Section, cause for removal shall be construed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the Corporation in a matter of substantial importance to the Corporation.
(b) From and after the 2015 Annual Meeting of Stockholders, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, only by the affirmative vote of the holders of at least a majority of the voting power of all of the shares of the Corporation entitled to vote for the election of directors.
3.2.4. Subject to the rights of the holders of any series of Preferred Stock then outstanding:
(a) Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office.
(b) Until the election of directors at the 2015 Annual Meeting of Stockholders, each director chosen to fill a vacancy in the Board of Directors shall receive the classification of the vacant directorship to which he or she has been appointed or, if it is a newly created directorship, shall receive the classification that at least a majority of the directors then in office designate and shall hold office until the first meeting of stockholders held after his or her appointment for the purpose of electing directors of that classification, and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal from office.
(c) From and after the 2015 Annual Meeting of Stockholders, each director chosen to fill a vacancy in the Board of Directors shall hold office until the first meeting of stockholders held after his or her appointment for the purpose of electing directors and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal from office.
3.3 Change in Number. No decrease in the number of directors constituting the entire board of directors shall have the effect of shortening the term of any incumbent director.
3.4 Removal; Vacancies. Unless otherwise provided by the terms of the certificate of incorporation (including any amendment thereto that designates a series of preferred stock), any or all Classified Directors may be removed with cause, at any annual or special meeting of stockholders, upon the affirmative vote of the holders of a majority of the outstanding shares of each class of capital stock then entitled to vote in person or by proxy at an election of such directors, provided that notice of the intention to act upon such matter shall have been given in the notice calling such meeting. Unless otherwise provided by the terms of the certificate of incorporation (including any amendment thereto that designates a series of preferred stock), any vacancies occurring in the board of directors caused by an increase in the number of Classified Directors or the death, resignation, retirement, disqualification, removal or other termination from office of any Classified Directors may be filled by the vote of a majority of the Classified Directors then in office, though less than a quorum, or by the affirmative vote, at any annual meeting or any special meeting of the stockholders called for the purpose of filling such directorship, of the holders of a majority of the outstanding shares of each class of capital stock then entitled to vote in person or by proxy at an election of such directors. Each successor director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his respective successor shall have been duly elected and qualified.
3.5 Meetings of Directors. The directors may hold their meetings and may have an office and keep the records of the Corporation, except as otherwise provided by law, in such place or places within or without the State of Delaware as the board of directors may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.
3.6  First Meeting. Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of stockholders, and no notice of such meeting shall be necessary.
3.7  Election of Officers. At the first meeting of the board of directors after each annual meeting of stockholders at which a quorum shall be present, the board of directors shall elect the officers of the Corporation.
3.8 Regular Meetings. Regular meetings of the board of directors shall be held at such times and places as shall be designated from time to time by resolution of the board of directors. Notice of such regular meetings shall not be required.
3.9 Special Meetings. Special meetings of the board of directors shall be held whenever called by the Chairman of the Board, the Chief Executive Officer, the President, or any director.
3.10 Notice. The Secretary shall give notice of each special meeting to each director at least 24 hours before the meeting. Notice of any such meeting need not be given to any director who, either before or after the meeting, submits a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. The purpose of any special meeting shall be specified in the notice or waiver of notice of such meeting.
3.11 Quorum; Majority Vote. At all meetings of the board of directors, a majority of the directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business. If at any meeting of the board of directors there is less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. Unless the act of a greater number is required by law, the certificate of incorporation of the Corporation, or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors. At any time that the certificate of incorporation of the Corporation provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, every reference in these Bylaws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.
3.12 Procedure. At meetings of the board of directors, business shall be transacted in such order as from time to time the board of directors may determine. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the Chief Executive Officer, if such office has been filled, and, if not or if the Chief Executive Officer is absent or otherwise unable to act, the President shall preside at all meetings of the board of directors. In the absence or inability to act of either such officer, a chairman shall be chosen by the board of directors from among the directors present. The Secretary of the Corporation shall act as the secretary of each meeting of the board of directors unless the board of directors appoints another person to act as secretary of the meeting. The board of directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.
3.13 Presumption of Assent. A director of the Corporation who is present at the meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
3.14 Compensation. The board of directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the board of directors or any committee thereof; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.
3.15 Lead Director. The independent directors of the Board shall meet in executive session at least twice a year. The director to preside at one or more separate executive sessions of the independent directors shall be selected by the independent directors from among themselves, or by a procedure of selection adopted by the independent directors (the "Lead Director"). The Company may disclose in its proxy statement the identity of such Lead Director. The Lead Director shall (i) prepare the agendas for executive sessions of the independent directors and chair those sessions, (ii) facilitate communications between the Chairman and other members of the Board, and (iii) act as a liaison to shareholders who request direct communication with the Board.
The Secretary shall promptly forward to the Lead Director those stockholder communications that he or she believes require immediate attention and also provide the Lead Director on a quarterly basis with a summary of all communications and actions taken in connection therewith. The Lead Director shall notify the Board or the chairs of the relevant committees of the Board of those matters which he or she believes are appropriate for further discussion or action.
ARTICLE FOUR:
COMMITTEES
4.1 Designation. The board of directors may, by resolution adopted by a majority of the entire board of directors, designate one or more committees, including without limitation an Executive Committee, Audit Committee and Compensation Committee as hereinafter described.
4.2 Number; Qualification; Term. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire board of directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire board of directors. Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal as a committee member or as a director.
4.3 Authority. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and the property of the Corporation except to the extent expressly restricted by such resolution or by law, the certificate of incorporation of the Corporation, or these Bylaws.
4.4 Committee Changes. The board of directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.
4.5 Alternate Members of Committees. The board of directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.
4.6 Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.
4.7 Special Meetings. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least two days before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.
4.8 Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the certificate of incorporation of the Corporation, or these Bylaws.
4.9 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.
4.10 Compensation. Committee members may, by resolution of the board of directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

4.11 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed upon it or such director by law.
4.12 Executive Committee. The board of directors may, by resolution, designate one or more of its members to constitute an Executive Committee. The Executive Committee shall have and may exercise all of the authority of the board in the management of the business and affairs of the Corporation within the limits permitted by law, including without limitation, the power and authority of the board: (i) to authorize the seal of the Corporation to be affixed to all papers; (ii) to declare a dividend; (iii) to authorize the issuance of stock; (iv) to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware Corporation Law; and (v) to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board, to fix any of the preference rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of shares for, shares of any other class or classes or any other series of the same of any other class or classes of stock of the Corporation.
4.13 Audit Committee. The board of directors may, by resolution, designate not less than two of the directors then in office to constitute an Audit Committee. At least a majority of such directors must be independent of management and free from any relationship that, in the opinion of the board, would interfere with such directors' exercise of independent judgment as a committee member. The Audit Committee, if established, shall (i) consider and make recommendations to the board with respect to the employment of a firm of independent public accountants, (ii) confer with the Corporation's independent public accountants to determine the scope of the audit that such accountants will perform, (iii) receive reports from the independent public accountants and transmit such reports to the board, and after the close of the fiscal year, transmit to the board the financial statements certified by such accountants, (iv) inquire into, examine and make comments on the accounting procedures of the Corporation and the reports of the independent public accountants, and (v) consider and make recommendations to the board upon matters presented to it by the officers of the Corporation pertaining to the audit practices and procedures adhered to by the Corporation. The board may designate one member of the Audit Committee to act as its chairman.
4.14 Compensation Committee. The board of directors may, by resolution, designate not less than two of the directors then in office to constitute a Compensation Committee, at least one of which shall be independent of management so as to exercise independent judgment as a committee member. The Compensation Committee may exercise all of the authority of the board in administering the Corporation's executive compensation plans, including stock option plans.
4.15 Other Committees. In addition to the Executive Committee, the Audit Committee and the Compensation Committee, the board of directors may, by resolution, designate one or more other committees of the board in accordance with the provisions of these Bylaws.
ARTICLE FIVE:
NOTICE
5.1 Method. Whenever by statute, the certificate of incorporation of the Corporation, or these Bylaws, notice is required to be given to any committee member, director, or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, director, or stockholder at his address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Corporation, or (b) by any other method permitted by law (including but not limited to overnight courier service, telegram, telex, or telefax). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given at the time delivered to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telegram, telex, or telefax shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.
5.2 Waiver. Whenever any notice is required to be given to any stockholder, director, or committee member of the corporation by statute, the certificate of incorporation of the Corporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE SIX:
OFFICERS
6.1 Number; Titles, Term of Office. The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, and such other officers as the board of directors may from time to time elect or appoint, including a Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the board of directors shall determine), Controller and a Treasurer. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. None of the officers need be a stockholder or a director of the Corporation or a resident of the State of Delaware.
6.2 Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
6.3 Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal, or otherwise) may be filled by the board of directors.
6.4 Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the board of directors not inconsistent with these Bylaws.
6.5 Compensation. The compensation, if any, of officers and agents shall be fixed from time to time by the board of directors or any committee thereof; provided, however, that the board of directors may delegate the power to determine the compensation of any officer and agent (other than the officer to whom such power is delegated) to any other officer of the Corporation.
6.6 Chairman. The Chairman of the Board shall preside at all meetings of the board of directors and shall exercise such powers and perform such other duties as shall be determined from time to time by the board.

6.7 Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general supervision and direction over the business of the Corporation, subject, however, to the control of the board and of any duly authorized committee of directors. The Chief Executive Officer, in the absence of the Chairman, shall preside at each meeting of the stockholders and of the board. He may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the board or by the By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and, in general, shall perform all duties incident to the office of Chief Executive Officer and such other duties as from time to time may be assigned to him by the board or by the By-laws.
6.8 President. The President shall assist the Chief Executive Officer in the management of and supervision and direction over the business and affairs of the Corporation, subject, however, to the direction of the Chief Executive Officer and the control of the board. The President may, in the absence of the Chairman and the Chief Executive Officer, preside, if present, at each meeting of the stockholders and of the board. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments except in cases in which the signing and execution thereof shall be expressly delegated by the board or by these By-laws to some other officer or agent of the Corporation or shall be required by statute otherwise to be signed or executed and, in general, shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the board, by the By-laws or by the Chief Executive Officer.
6.9 Chief Operating Officer. The Chief Operating Officer shall be the chief operating officer of the Corporation, and shall assist the Chief Executive Officer and the President in the active management of and supervision and direction over the business and affairs of the Corporation, subject, however, to the direction of the Chief Executive Officer and the President and the control of the board. In the absence of the Chairman, the Chief Executive Officer and the President, the Chief Operating Officer shall preside at each meeting of the stockholders and of the board. He may, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of capital stock of the Corporation. He may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the board or by the By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and, in general, shall perform all duties incident to the office of Chief Operating Officer and such other duties as from time to time may be assigned to him by the board, by the By-laws, by the Chief Executive Officer or by the President.
6.10 Chief Financial Officer. The Chief Financial Officer shall be the chief financial officer of the Corporation, and shall render to the board, whenever the board may require, an account of the financial condition of the Corporation; shall make, sign and file financial, tax and similar reports to any state, federal or municipal government, agency or department, or any self-regulatory organization; shall provide for the continuous review of all accounts and reports; and shall perform such other duties as from time to time may be assigned to him by the board, by the By-laws or the Chief Executive Officer or President.
6.11 Vice Presidents. Each Vice President shall have such powers and perform such duties as from time to time may be assigned to such Vice President by the board or by the Chief Executive Officer or the President and shall perform such other duties as may be prescribed in the By-laws.

6.12 Secretary. Secretary shall attend all meetings of the stockholders and shall record all the proceedings of the meetings of the board and of the stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the board and of the stockholders and shall perform such other duties as may be prescribed by the board or by the Chief Executive Officer, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to impress the same on any instrument requiring it, and when so impressed the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The board may give general authority to any other officer to impress the seal of the Corporation and to attest the same by such officer's signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the Chairman, the Chief Executive Officer or the President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by statute are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the board, by the By-laws, by the Chief Executive Officer or by the President.
6.13 Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the board; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the board and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the Chairman, the Chief Executive Officer, the President or the board, whenever the Chairman, the Chief Executive Officer, the President or the board shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation; exhibit at all reasonable times the records and books of account to any of the Directors upon application at the office of the Corporation where such records and books are kept; disburse the funds of the Corporation as ordered by the board; and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the board, by the By-laws or by the Chief Executive Officer or by the President.
6.14 Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the board, by the By-laws or by the Chief Executive Officer or by the President.
ARTICLE SEVEN:
CERTIFICATES AND STOCKHOLDERS
7.1 Form and Execution of Certificates. The shares of the Corporation shall be represented by certificates, or may be uncertificated, in each case, as designated by the Board of Directors from time to time. The Board of Directors may adopt procedures for the registration of transfers of uncertificated securities in lieu of any procedures set forth in these bylaws for certificated shares. Certificates for the shares of stock, if any, of the Corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. All certificates for shares of stock, if any, shall be signed by or in the name of the Corporation by the Chairman of the Board of Directors, if elected, or the President or vice-president and by the Treasurer or an assistant treasurer or the Secretary or an assistant secretary, certifying the number of shares owned by such holder in the Corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.
7.2 Replacement of Lost or Destroyed Certificates. The board of directors may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.
7.3 Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.
7.4 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
7.5 Regulations. The board of directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Corporation.
7.6 Legends. The board of directors shall have the power and authority to provide that certificates representing shares of stock bear such legends as the board of directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.
ARTICLE EIGHT:
MISCELLANEOUS; PROVISIONS
8.1 Dividends. Subject to provisions of law and the certificate of incorporation of the Corporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the board of directors.

8.2 Reserves. There may be created by the board of directors out of funds of the Corporation legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the board of directors shall consider beneficial to the Corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.
8.3 Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and board of directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.
8.4 Fiscal Year. The fiscal year of the Corporation shall be fixed by the board of directors.
8.5 Seal. The seal of the Corporation shall be such as from time to time may be approved by the board of directors.
8.6 Resignations. Any director, committee member, or officer may resign by so stating at any meeting of the board of directors or by giving written notice to the board of directors, the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
8.7 Securities of Other Corporations. The Chairman of the Board, the Chief Executive Officer, the President, or any Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.
8.8 Telephone Meetings. Stockholders (acting for themselves or through a proxy), members of the board of directors, and members of any committee of the board of directors may participate in and hold a meeting of such stockholders, board of directors, or committee by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
8.9 Action Without a Meeting.
(a) Except as otherwise provided in the certificate of incorporation of the Corporation, any action required by the Delaware Corporation Law to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders (acting for themselves or through a proxy) of at least seventy-five percent (75%) of the outstanding shares of each class of capital stock of the Corporation then entitled to vote thereon and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent of stockholders shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section 8.9(a) to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office, principal place of business, or such officer or agent shall be by hand or by certified or registered mail, return receipt requested.
(b) Except as otherwise provided in the certificate of incorporation of the Corporation or in these Bylaws, any action required or permitted to be taken at a meeting of the board of directors, or of any committee of the board of directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the directors or all the committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of such directors or committee members, as the case may be, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Delaware or in any certificate delivered to any person. Such consent or consents shall be filed with the minutes of proceedings of the board or committee, as the case may be.
8.10 Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.
8.11 Mortgages, etc. With respect to any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the board of directors authorizing such execution expressly state that such attestation is necessary.
8.12 Headings. The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.
8.13 References. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.
8.14 Amendments. The board of directors shall have the power, upon the affirmative vote of a majority of the Directors at a meeting lawfully convened, to make, adopt, alter, amend, and repeal from time to time these Bylaws and to make from time to time new Bylaws, subject to the right of the stockholders entitled to vote thereon to adopt, alter, amend, and repeal Bylaws made by the board of directors or to make new Bylaws; provided, however, that the stockholders of the Corporation shall be entitled to adopt, alter, amend, or repeal Bylaws made by the board of directors or to make new Bylaws solely upon the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of each class of capital stock of the Corporation then entitled to vote thereon.

ARTICLE NINE:
CERTAIN TRANSACTIONS WITH STOCKHOLDERS
AND CORPORATE OPPORTUNITIES
9.1 Certain Acknowledgements.
(a) In recognition and anticipation (i) that the Corporation will cease to be an indirect wholly-owned subsidiary of Daisytek International Corporation ("Parent") but that Parent will remain, for the period of time, a significant stockholder of the Corporation, (ii) that the Corporation may from time to time enter into contractual, corporate or business relations with one or more of its directors or officers, or one or more corporations, partnerships, associations or other organizations in which one or more of its directors or officers have a financial interest (collectively, "Related Entities"), (iii) that directors, officers, and/or employees of Parent may serve as directors or the Corporation, (iv) that Parent may engage in business activities that overlap with those in which the Corporation, directly or indirectly, may engage, (v) that the Corporation will engage in material business transactions with Parent and that the Corporation is expected to benefit therefrom, and (vi) that, as a consequence of the foregoing, it is in the best interests of the Corporation that the respective rights and duties of the Corporation and of Parent, and the duties of any directors of the Corporation who are also directors, officers or employees of Parent, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for both, the Corporation, on the one hand, and Parent, on the other hand, the provisions of this Article shall regulate and define the conduct of certain of the business and affairs of the Corporation in relation to Parent.
(b) For purposes of this Article Nine only:
1. The term "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) more than 50% of the outstanding voting stock, voting power or similar voting interests, and
2. The term "Parent" shall mean Parent and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, defined in accordance with clause (i) of this Section) in which Parent beneficially owns (directly or indirectly) more than 50% of the outstanding voting stock, voting power or similar voting interests.
9.2 Contracts or Transactions.
(a) No contract or transaction (or any amendment, modification or termination thereof) between the Corporation and Parent or any Related Entity or between the Corporation and one or more of the directors or officers of the Corporation, Parent or any Related Entity, shall be void or voidable solely for the reason that Parent, any Related Entity or any one or more of the directors or officers of the Corporation, Parent or any Related Entity are parties thereto, or solely because any such directors or officers are present at or participate in the meeting of the board of directors or committee thereof that authorizes the contract, transaction, amendment, modification or termination or solely because his or their votes are counted for such purpose but any such contract or transaction (or any amendment, modification or termination thereof) shall be governed by the provisions of the Corporation's bylaws, the laws of Delaware and other applicable law.

(b) Directors of the Corporation who are also directors or officers of Parent or any Related Entity may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee that authorizes or approves any such contract or transaction (or amendment, modification or termination thereof). Outstanding shares of Common Stock owned by Parent and any Related Entities may be counted in determining the presence of a quorum at a meeting of stockholders that authorizes or approves any such contract or transaction (or amendment, modification or termination thereof).
(c) For purposes of this Article Nine, any contract or transaction with any corporation, partnership, joint venture, association or other entity in which the Corporation beneficially owns (directly or indirectly) more than 50% of the outstanding voting stock, voting power, partnership interest or similar voting interests, or with any officer or director thereof, shall be deemed to be a contract or transaction with the Corporation.
9.3 Alteration, Amendment, Change or Repeal. Notwithstanding anything herein to the contrary, the foregoing provisions of this Article Nine as they apply to Parent shall expire on the date that Parent ceases to own beneficially Common Stock representing at least 20% of the combined voting power of the Corporation's voting stock and no person who is a director or officer of the Corporation is also a director or officer of Parent; provided, however, that nothing in the foregoing provisions of this Article shall contradict or limit the provisions set forth under Section 144 of the Delaware Corporation Law. The alteration, amendment, change or repeal of any provision of this Article shall not eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such alteration, amendment, repeal or adoption.